As filed with the Securities and Exchange Commission on April 1, 2014

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EGALET CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	460 East Swedesford Road, Suite 1050 Wayne, PA 19087	46-3575334
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

EGALET CORPORATION

2013 STOCK-BASED INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Robert S. Radie
President and Chief Executive Officer
Egalet Corporation

460 East Swedesford Road

Suite 1050

Wayne, PA 19087

(Name and Address of Agent for Service)

(610) 833-4200

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, par value $0.001 per share
Shares not previously registered (1)	1,680,000	$12.77	$21,453,600	$2,763.22
Total	1,680,000	$12.77	$21,453,600	$2,763.22

(1)                                 Represents 1,680,000 shares of common stock of Egalet Corporation (the “Registrant”) not previously registered and available for issuance under the Registrant’s 2013 Stock-Based Incentive Compensation Plan (the “Plan”).

(2)                                 The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been calculated solely for purposes of determining the registration fee for this offering under Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of common stock of the Registrant on March 28, 2014, as reported by the NASDAQ Stock Market.  Pursuant to Rule 416 of the Securities Act of 1933, this registration statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the Plan pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3)                                 The Registrant previously paid $8,887.20 in connection with the registration of $69,000,000 worth of the Registrant’s common stock and the initial filing of the Registrant’s registration statement on Form S-1 (Registration No. 333-191759) (the “S-1 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant subsequently offset registration fees of $6,739.46 against the fees paid in connection with the S-1 Registration Statement, due in connection with Pre-Effective Amendment No. 4 to the S-1 Registration Statement and the registration of $52,350,000 worth of the Registrant’s common stock. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $1,244.21 of the registration fee of $2,763.22 due in connection with this registration statement against the $2,147.74 that is remaining from the registration fee paid in connection with the S-1 Registration Statement.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933,), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by Egalet Corporation (the “Registrant”) are hereby incorporated herein by reference:

(a)                                 The Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on October 16, 2013, and all amendments thereto, including the description of the Registrant’s common stock contained therein.

(b)                                 The Registrant’s current report on Form 8-K filed with the SEC on February 11, 2014.

(c)                                  All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since October 16, 2013.

(d)                                 The description of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), contained in its registration statement on Form 8-A, which was filed with the Commission on February 3, 2014.

(e)                                  All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                                          transaction from which the director derives an improper personal benefit;

•                                          act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                                          unlawful payment of dividends or redemption of shares; or

•                                          breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

The Registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)                             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, Commonwealth of Pennsylvania, on this 1st day of April, 2014.

Egalet Corporation

By:	/s/ Robert Radie
Robert Radie
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Radie and Stan Musial, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert Radie	President and Chief Executive Officer (Principal Executive Officer); Director	April 1, 2014
Robert Radie

/s/ Stan Musial	Chief Financial Officer (Principal Financial Officer)	April 1, 2014
Stan Musial

/s/ Renee Aguiar-Lucander	Director	April 1, 2014
Renee Aguiar-Lucander

/s/ Andreas Rutger Segerros	Director	April 1, 2014
Andreas Rutger Segerros

/s/ Jean-Francois Formela	Director	April 1, 2014
Jean-Francois Formela

/s/ Andrey Kozlov	Director	April 1, 2014
Andrey Kozlov

/s/ Gregory Weaver	Director	April 1, 2014
Gregory Weaver

/s/ Timorthy P. Walbert	Director	April 1, 2014
Timothy P. Walbert

EXHIBIT INDEX

Exhibit Number	Description

3.1

Third Amended and Restated Articles of Incorporation of Egalet Corporation, dated February 11, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on February 11, 2014 (File No. 001-36295)).

3.2	Amended and Restated Bylaws of Egalet Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Commission on February 11, 2014 (File No. 001-36295)).

4.1

Egalet Corporation 2013 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Form S-1 filed with the Commission on November 14, 2013 (File No. 333-191759)).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).